Exhibit 32.1

CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of NEXALIN TECHNOLOGY, INC., that, to his or her knowledge, the Quarterly Report of Nexalin Technology, Inc. on Form 10-Q for the period ended September 30, 2024 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the company.

A signed original of this written statement required by Section 906 has been provided to NEXALIN TECHNOLOGY, INC and will be retained by NEXALIN TECHNOLOGY, INC and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 8, 2024	NEXALIN TECHNOLOGY, INC.

	By:	/s/ Mark White
Mark White
Chief Executive Officer
Principal Executive Officer Principal Financial Officer